SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

          CONVERTIBLE NOTES- TRANS LUX 7.5% CV

                     GABELLI FUNDS, LLC.
                         GABELLI GLOBAL MULTIMEDIA TRUST
                                 3/31/04              500           100.5000
                         GABELLI DIVIDEND & INCOME TRUST
                                 3/31/04              500           100.8750
                                 3/31/04            1,500           100.5000
                         GABELLI CONVERTIBLE SECURITIES AND INCOME FUND
                                 3/31/04              300           100.8750
                                 3/31/04            1,100           100.5000
                         GABELLI ASSET FUND
                                 3/31/04              200           100.8750
                                 3/31/04              800           100.5000


    (1) ALL TRANSACTIONS ON 3/31/04 WERE EFFECTED ON
    		THE OVER THE COUNTER MARKET.

          (2) PRICE EXCLUDES COMMISSION.